Exhibit 99.1

Media Contact	July 31, 2017
Casey Lassiter, 205 641-1118	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@healthsouth.com
HealthSouth Reports Results for Second Quarter 2017
and Updates Full-Year 2017 Guidance
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based patient care, today reported its results of operations for the second quarter ended June 30, 2017.
“The second quarter was marked by strong revenue growth in both segments and continued progress on our strategic initiatives,” said Mark Tarr, President and Chief Executive Officer of HealthSouth. “Through initiatives such as the recently announced rebranding and name change to Encompass Health and TeamWorks clinical collaboration, we're further aligning our operating segments to enhance the patient experience, provide seamless care and unparalleled outcomes, and strengthen our position as a leading provider of integrated post-acute services.”
Consolidated Results

			Growth
	Q2 2017	Q2 2016	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$981.3	$920.7	$60.6	6.6%
Income from continuing operations attributable to HealthSouth per share	0.70	0.65	0.05	7.7%
Adjusted earnings per share	0.71	0.69	0.02	2.9%
Cash flows provided by operating activities	151.2	152.2	(1.0)	(0.7)%
Adjusted EBITDA	209.5	204.3	5.2	2.5%
Adjusted free cash flow	106.5	115.3	(8.8)	(7.6)%
	Six Months Ended June 30,
	2017	2016
Cash flows provided by operating activities	332.0	321.8	10.2	3.2%
Adjusted free cash flow	254.0	254.7	(0.7)	(0.3)%
Revenue growth was driven by volume and pricing growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment.
The increase in income from continuing operations attributable to HealthSouth per share and adjusted earnings per share resulted primarily from increased revenue. Growth in both earnings per share amounts was negatively impacted by higher stock-based compensation expense and higher depreciation and amortization related to capital investments.
Cash flows provided by operating activities increased in the first half of 2017 compared to the second half of 2016 primarily due to revenue growth.

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Exhibit 99.1

Adjusted free cash flow for the first six months of 2017 was essentially flat in spite of increased cash payments for taxes (due to exhaustion of the Company's federal net operating loss in the first quarter of 2017) and increased maintenance capital expenditures in 2017.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient Rehabilitation Segment Results

			Growth
	Q2 2017	Q2 2016	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$762.9	$721.2	$41.7	5.8%
Outpatient and other	27.1	31.4	(4.3)	(13.7)%
Total segment revenue	$790.0	$752.6	$37.4	5.0%

	(Actual Amounts)
Discharges	42,805	41,365	1,440	3.5%
Same-store discharge growth				1.6%
Net patient revenue per discharge	$17,823	$17,435	$388	2.2%

	(In Millions)
Adjusted EBITDA	$208.4	$204.1	$4.3	2.1%

•
Revenue - Revenue growth resulted from volume growth and an increase in net patient revenue per discharge. Discharge growth from new stores resulted from the Company's joint ventures in Bryan, Texas (August 2016), Broken Arrow, Oklahoma (August 2016), Gulfport, Mississippi (April 2017), and Westerville, Ohio (April 2017), as well as a wholly owned hospital in Modesto, California (October 2016). Growth in net patient revenue per discharge primarily resulted from patient mix (higher percentage of stroke and neurological patients) offset by the negative impact of an approximate $3 million reduction in prior period cost report adjustments and a negative retroactive Supplemental Security Income (“SSI”) adjustment of approximately $2 million in the second quarter of 2017.

The decrease in outpatient and other revenues primarily was due to the closure of six outpatient programs in the latter half of 2016 and a $1.4 million provider tax recovery in the second quarter of 2016.

•
Adjusted EBITDA - The increase in Adjusted EBITDA for the inpatient rehabilitation segment primarily resulted from revenue growth. Expense ratios in the second quarter of 2017 compared to the second quarter of 2016 were negatively impacted by the aforementioned prior period cost report adjustments, SSI adjustment, and provider tax recovery. Salaries and benefits as a percent of net operating revenues was further impacted by the ramping up of new stores and staffing increases at the former Reliant hospitals. Bad debt expense as a percent of net operating revenues decreased from 1.9% in the second quarter of 2016 to 1.6% in the second quarter of 2017 primarily due to the resolution of the administrative payment delays that adversely impacted 2016 collections and a reduction in new pre-payment claims denials.

2

Home Health and Hospice Segment Results

			Growth
	Q2 2017	Q2 2016	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$172.9	$157.1	$15.8	10.1%
Hospice and other	18.4	11.0	7.4	67.3%
Total segment revenue	$191.3	$168.1	$23.2	13.8%

	(Actual Amounts)
Admissions	30,823	25,753	5,070	19.7%
Same-store admissions growth				13.3%
Episodes	52,101	45,774	6,327	13.8%
Same-store episode growth				9.2%
Revenue per episode	$2,989	$3,033	$(44)	(1.5)%

	(In Millions)
Adjusted EBITDA	$32.8	$26.0	$6.8	26.2%

•	Revenue - Revenue growth resulted from strong same-store and new-store volume growth.
The decrease in revenue per episode resulted from Medicare reimbursement rate cuts partially offset by changes in patient mix (including a higher percentage of therapy patients).
The increase in hospice and other revenue primarily resulted from acquisitions completed in 2016.

•	Adjusted EBITDA - Growth in Adjusted EBITDA primarily resulted from revenue growth and staffing productivity gains.
Corporate General and Administrative Expenses

	Q2 2017	% of Consolidated Revenue	Q2 2016	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$31.7	3.2%	$25.8	2.8%

•
General and administrative expenses increased as a percent of consolidated revenue primarily due to expenses associated with the Company's rebranding and name change and TeamWorks clinical collaboration initiatives. During the second quarter of 2017, the Company invested $1.7 million in its rebranding and name change and $1.7 million in its TeamWorks clinical collaboration initiative, all of which was included in general and administrative expenses.

Exercise of Early Redemption Option on Convertible Senior Subordinated Notes
In the second quarter of 2017, the Company exercised its early redemption option on all $320 million of its 2.0% Convertible Senior Subordinated Notes due 2043. Holders of $319.4 million in principal of these notes chose to convert their notes to shares of the Company's common stock resulting in the issuance of 8.9 million shares. Approximately 8.6 million of these shares were included in the Company's diluted share count as of March 31, 2017. The remaining 0.3 million shares include shares issued under the make-whole provision within the notes. The Company redeemed the remaining $0.6 million in principal at par in cash. As a result of this exercise, the Company recorded a $10.4 million loss on early extinguishment of debt in the second quarter of 2017.

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“The conversion of essentially all of our 2.0% Convertible Senior Subordinated Notes into common stock helped to reduce our leverage ratio to 3.3x at quarter end, further strengthening our balance sheet and enhancing our financial flexibility,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth.
Dividend Increase
On July 20, 2017, the Company's board of directors approved an increase in the Company's quarterly dividend of $0.01 per share, or 4.2%, and declared a quarterly cash dividend on its common stock of $0.25 per share. The dividend will be payable on October 16, 2017 to holders of record on October 2, 2017.
2017 Guidance
Based on its results for the first half of 2017 and its current expectations for the remainder of 2017, the Company is updating its full-year guidance ranges.

Full-Year 2017 Guidance Ranges
	Previous Guidance	Updated Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$3,850 to $3,950	$3,875 to $3,950
Adjusted EBITDA	$800 to $820	$805 to $820
Adjusted earnings per share from continuing operations attributable to HealthSouth	$2.61 to $2.73	$2.64 to $2.73
The above updated guidance ranges include $6 million to $8 million of operating expenses associated with the Company's rebranding and name change initiative ($2.2 million of which was expensed in the first half of 2017).
For additional considerations regarding the Company's 2017 guidance ranges, see the supplemental information posted on the Company's website at http://investor.healthsouth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, August 1, 2017 to discuss its results for the second quarter of 2017. For reference during the call, the Company will post certain supplemental information at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 41457333. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based patient care in 36 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (the “June 2017 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on July 31, 2017 (the “Q2 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at
http://investor.healthsouth.com for reference during its August 1, 2017 earnings call.

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The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q2 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q2 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2017 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Provision for doubtful accounts - estimate of 1.8% to 2.0% of net operating revenues

•	Interest expense and amortization of debt discounts and fees - estimate of $155 million to $165 million

•	Amortization of debt-related items - approximately $10 million
The Q2 Earnings Form 8-K and, when filed, the June 2017 Form 10-Q can be found on the Company's website at
http://investor.healthsouth.com and the SEC's website at www.sec.gov.

5

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In Millions)
Net operating revenues	$981.3	$920.7	$1,956.1	$1,830.5
Less: Provision for doubtful accounts	(13.7)	(15.4)	(30.1)	(31.9)
Net operating revenues less provision for doubtful accounts	967.6	905.3	1,926.0	1,798.6
Operating expenses:
Salaries and benefits	527.8	486.1	1,057.9	972.2
Other operating expenses	130.5	121.5	259.6	240.7
Occupancy costs	18.3	17.9	36.2	35.9
Supplies	37.1	34.4	74.1	69.4
General and administrative expenses	52.4	34.4	88.9	66.3
Depreciation and amortization	45.8	42.9	91.0	85.3
Professional fees—accounting, tax, and legal	—	1.7	—	1.9
Total operating expenses	811.9	738.9	1,607.7	1,471.7
Loss on early extinguishment of debt	10.4	2.4	10.4	4.8
Interest expense and amortization of debt discounts and fees	40.4	43.4	81.7	88.0
Other income	(0.9)	(0.7)	(1.9)	(1.3)
Equity in net income of nonconsolidated affiliates	(2.0)	(2.4)	(4.1)	(4.8)
Income from continuing operations before income tax expense	107.8	123.7	232.2	240.2
Provision for income tax expense	28.6	42.4	68.3	82.1
Income from continuing operations	79.2	81.3	163.9	158.1
Income (loss) from discontinued operations, net of tax	0.2	(0.1)	(0.1)	(0.2)
Net income	79.4	81.2	163.8	157.9
Less: Net income attributable to noncontrolling interests	(16.4)	(18.6)	(34.0)	(37.3)
Net income attributable to HealthSouth	$63.0	$62.6	$129.8	$120.6

(Continued)	6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	90.3	89.3	89.5	89.4
Diluted	98.9	99.4	99.0	99.4

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.70	$0.70	$1.45	$1.34
Discontinued operations	—	—	—	—
Net income	$0.70	$0.70	$1.45	$1.34
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.70	$0.65	$1.42	$1.26
Discontinued operations	—	—	—	—
Net income	$0.70	$0.65	$1.42	$1.26

Cash dividends per common share	$0.24	$0.23	$0.48	$0.46

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$62.8	$62.7	$129.9	$120.8
Income (loss) from discontinued operations, net of tax	0.2	(0.1)	(0.1)	(0.2)
Net income attributable to HealthSouth	$63.0	$62.6	$129.8	$120.6

7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2017	December 31, 2016
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$71.1	$40.5
Accounts receivable, net of allowance for doubtful accounts of $58.1 in 2017; $53.9 in 2016	426.5	443.8
Other current assets	195.9	170.2
Total current assets	693.5	654.5
Property and equipment, net	1,452.1	1,391.8
Goodwill	1,949.6	1,927.2
Intangible assets, net	404.8	411.3
Deferred income tax assets	102.1	75.8
Other long-term assets	237.9	221.3
Total assets	$4,840.0	$4,681.9
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$38.3	$37.1
Accounts payable	77.5	68.3
Accrued expenses and other current liabilities	377.5	370.2
Total current liabilities	493.3	475.6
Long-term debt, net of current portion	2,625.1	2,979.3
Other long-term liabilities	182.6	160.0
	3,301.0	3,614.9
Commitments and contingencies
Redeemable noncontrolling interests	216.0	138.3
Shareholders’ equity:
HealthSouth shareholders’ equity	1,103.7	735.9
Noncontrolling interests	219.3	192.8
Total shareholders’ equity	1,323.0	928.7
Total liabilities and shareholders’ equity	$4,840.0	$4,681.9

8

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2017	2016
	(In Millions)
Cash flows from operating activities:
Net income	$163.8	$157.9
Loss from discontinued operations, net of tax	0.1	0.2
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	30.1	31.9
Depreciation and amortization	91.0	85.3
Loss on early extinguishment of debt	10.4	4.8
Equity in net income of nonconsolidated affiliates	(4.1)	(4.8)
Distributions from nonconsolidated affiliates	4.4	3.0
Stock-based compensation	28.7	13.1
Deferred tax expense	44.2	73.2
Other, net	6.4	6.9
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(26.5)	(59.5)
Other assets	(22.0)	(4.3)
Accounts payable	(0.4)	1.2
Accrued payroll	(0.5)	19.2
Other liabilities	7.0	(1.9)
Premium paid on redemption of bonds	—	(3.9)
Net cash used in operating activities of discontinued operations	(0.6)	(0.5)
Total adjustments	168.1	163.7
Net cash provided by operating activities	332.0	321.8

(Continued)	9

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(99.9)	(71.4)
Additions to capitalized software costs	(9.7)	(15.2)
Acquisitions of businesses, net of cash acquired	(20.9)	(9.4)
Net change in restricted cash	(12.1)	(11.5)
Other, net	11.0	2.0
Net cash used in investing activities	(131.6)	(105.5)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(13.4)	(112.8)
Borrowings on revolving credit facility	105.0	165.0
Payments on revolving credit facility	(187.0)	(145.0)
Repurchases of common stock, including fees and expenses	(18.1)	(24.1)
Dividends paid on common stock	(43.5)	(41.9)
Proceeds from exercising stock warrants	26.6	—
Distributions paid to noncontrolling interests of consolidated affiliates	(24.1)	(33.6)
Taxes paid on behalf of employees for shares withheld	(19.8)	(9.9)
Other, net	4.5	(5.3)
Net cash used in financing activities	(169.8)	(207.6)
Increase in cash and cash equivalents	30.6	8.7
Cash and cash equivalents at beginning of period	40.5	61.6
Cash and cash equivalents at end of period	$71.1	$70.3
Supplemental schedule of noncash financing activity:
Conversion of convertible debt	$319.4	$—

10

HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD		YTD
	Q2 2017	Q2 2016	Q2 2017	Q2 2016
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$209.5	$204.3	$410.3	$396.4
Interest expense and amortization of debt discounts and fees	(40.4)	(43.4)	(81.7)	(88.0)
Depreciation and amortization	(45.8)	(42.9)	(91.0)	(85.3)
Stock-based compensation expense	(20.7)	(8.6)	(28.7)	(13.1)
Noncash loss on disposal or impairment of assets	(0.8)	(0.2)	(0.3)	(0.4)
	101.8	109.2	208.6	209.6
Certain items non-indicative of ongoing operations:
Loss on early extinguishment of debt	(10.4)	(2.4)	(10.4)	(4.8)
Professional fees—accounting, tax, and legal	—	(1.7)	—	(1.9)
Pre-tax income	91.4	105.1	198.2	202.9
Income tax expense (1)	(28.6)	(42.4)	(68.3)	(82.1)
Income from continuing operations (2)	$62.8	$62.7	$129.9	$120.8

Basic shares	90.3	89.3	89.5	89.4
Diluted shares	98.9	99.4	99.0	99.4

Basic earnings per share (2)	$0.70	$0.70	$1.45	$1.34
Diluted earnings per share (2)(3)	$0.70	$0.65	$1.42	$1.26

(1)
Current income tax expense for the three months ended June 30, 2017 and 2016 was $33.4 million and $4.0 million, respectively. Current income tax expense for the six months ended June 30, 2017 and 2016 was $24.1 million and $9.0 million, respectively.

(2)	Income from continuing operations attributable to HealthSouth.

(3)
The interest and amortization and the loss on early extinguishment of debt related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt was assumed to have been converted at the beginning of the period, and the applicable shares were included in the diluted share count. Diluted earnings per share in Q2 2017 are the same as basic earnings per share due to antidilution primarily created by the add back of the loss on extinguishment of debt in the quarter.

11

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2		6 Months
	2017	2016	2017	2016

Earnings per share, as reported	$0.70	$0.65	$1.42	$1.26
Adjustments, net of tax:
Professional fees—accounting, tax, and legal	—	0.01	—	0.01
Mark-to-market adjustments for stock appreciation rights	0.07	0.02	0.09	—
Sale of hospital	—	(0.01)	—	(0.01)
Loss on early extinguishment of debt(1)	—	0.01	—	0.03
Income tax adjustments(2)	(0.07)	—	(0.10)	—
Adjusted earnings per share(3)	$0.71	$0.69	$1.41	$1.30

(1)
The interest and amortization and the loss on early extinguishment of debt related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt was assumed to have been converted at the beginning of the period, and the applicable shares were included in the diluted share count.

(2)	New guidance in ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting,” requires entities to record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. Historically, HealthSouth recorded such tax effects to equity.

(3)	Adjusted EPS may not sum due to rounding.

12

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Income Tax Adjustments(1)	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(2)	$209.5	$—	$—	$209.5
Depreciation and amortization	(45.8)	—	—	(45.8)
Loss on early extinguishment of debt	(10.4)	—	—	(10.4)
Interest expense and amortization of debt discounts and fees	(40.4)	—	—	(40.4)
Stock-based compensation	(20.7)	11.6	—	(9.1)
Loss on disposal or impairment of assets	(0.8)	—	—	(0.8)
Income from continuing operations before income tax expense	91.4	11.6	—	103.0
Provision for income tax expense	(28.6)	(4.6)	(7.4)	(40.6)
Income from continuing operations attributable to HealthSouth	$62.8	$7.0	$(7.4)	$62.4
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	8.3			8.3
Numerator for diluted earnings per share	$71.1			$70.7
Diluted earnings per share from continuing operations	$0.72
Impact of antidilution	$(0.02)
Diluted earnings per share from continuing operations, as reported(3)	$0.70	$0.07	$(0.07)	$0.71
Diluted shares used in calculation	98.9

(1)
New guidance in ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting,” requires entities to record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. Historically, HealthSouth recorded such tax effects to equity.

(2)	Reconciliation to GAAP provided on page 17

(3)	Adjusted EPS may not sum across due to rounding.

13

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2016
		Adjustments
	As Reported	Professional Fees—Accounting, Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Sale of Hospital	Loss on Early Extinguishment of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$204.3	$—	$—	$—	$—	$204.3
Depreciation and amortization	(42.9)	—	—	—	—	(42.9)
Professional fees—accounting, tax, and legal	(1.7)	1.7	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	—	2.4	—
Interest expense and amortization of debt discounts and fees	(43.4)	—	—	—	—	(43.4)
Stock-based compensation	(8.6)	—	2.8	—	—	(5.8)
Loss on disposal or impairment of assets	(0.2)	—	—	(0.9)	—	(1.1)
Income from continuing operations before income tax expense	105.1	1.7	2.8	(0.9)	2.4	111.1
Provision for income tax expense	(42.4)	(0.7)	(1.1)	0.4	(1.0)	(44.8)
Income from continuing operations attributable to HealthSouth	$62.7	$1.0	$1.7	$(0.5)	$1.4	$66.3
Add: Interest on convertible debt, net of tax	2.4					2.4
Numerator for diluted earnings per share	$65.1					$68.7

Diluted earnings per share from continuing operations(2)	$0.65	$0.01	$0.02	$(0.01)	$0.01	$0.69
Diluted shares used in calculation	99.4

(1)	Reconciliation to GAAP provided on page 17

(2)	Adjusted EPS may not sum across due to rounding.

14

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2017
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Income Tax Adjustments(1)	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(2)	$410.3	$—	$—	$410.3
Depreciation and amortization	(91.0)	—	—	(91.0)
Loss on early extinguishment of debt	(10.4)	—	—	(10.4)
Interest expense and amortization of debt discounts and fees	(81.7)	—	—	(81.7)
Stock-based compensation	(28.7)	14.9	—	(13.8)
Loss on disposal or impairment of assets	(0.3)	—	—	(0.3)
Income from continuing operations before income tax expense	198.2	14.9	—	213.1
Provision for income tax expense	(68.3)	(6.0)	(10.0)	(84.3)
Income from continuing operations attributable to HealthSouth	$129.9	$8.9	$(10.0)	$128.8
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	10.8			10.8
Numerator for diluted earnings per share	$140.7			$139.6

Diluted earnings per share from continuing operations, as reported(3)	$1.42	$0.09	$(0.10)	$1.41
Diluted shares used in calculation	99.0

(1)
New guidance in ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting,” requires entities to record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. Historically, HealthSouth recorded such tax effects to equity.

(2)	Reconciliation to GAAP provided on page 17

(3)	Adjusted EPS may not sum across due to rounding.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2016
		Adjustments
	As Reported	Professional Fees—Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Sale of Hospital	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$396.4	$—	$—	$—	$—	$396.4
Depreciation and amortization	(85.3)	—	—	—	—	(85.3)
Professional fees—accounting, tax, and legal	(1.9)	1.9	—	—	—	—
Loss on early extinguishment of debt	(4.8)	—	—	4.8	—	—
Interest expense and amortization of debt discounts and fees	(88.0)	—	—	—	—	(88.0)
Stock-based compensation	(13.1)	—	0.5	—	—	(12.6)
Loss on disposal or impairment of assets	(0.4)	—	—	—	(0.9)	(1.3)
Income from continuing operations before income tax expense	202.9	1.9	0.5	4.8	(0.9)	209.2
Provision for income tax expense	(82.1)	(0.8)	(0.2)	(1.9)	0.4	(84.6)
Income from continuing operations attributable to HealthSouth	$120.8	$1.1	$0.3	$2.9	$(0.5)	$124.6
Add: Interest on convertible debt, net of tax	4.8					4.8
Numerator for diluted earnings per share	$125.6					$129.4

Diluted earnings per share from continuing operations(2)	$1.26	$0.01	$—	$0.03	$(0.01)	$1.30
Diluted shares used in calculation	99.4

(1)	Reconciliation to GAAP provided on page 17

(2)	Adjusted EPS may not sum across due to rounding.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In Millions)
Net income	$79.4	$81.2	$163.8	$157.9
(Income) loss from discontinued operations, net of tax, attributable to HealthSouth	(0.2)	0.1	0.1	0.2
Provision for income tax expense	28.6	42.4	68.3	82.1
Interest expense and amortization of debt discounts and fees	40.4	43.4	81.7	88.0
Professional fees—accounting, tax, and legal	—	1.7	—	1.9
Loss on early extinguishment of debt	10.4	2.4	10.4	4.8
Net noncash loss on disposal or impairment of assets	0.8	0.2	0.3	0.4
Depreciation and amortization	45.8	42.9	91.0	85.3
Stock-based compensation expense	20.7	8.6	28.7	13.1
Net income attributable to noncontrolling interests	(16.4)	(18.6)	(34.0)	(37.3)
Adjusted EBITDA	$209.5	$204.3	$410.3	$396.4
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31, 2016
	2017	2016	2017	2016
	(In Millions)
Total segment Adjusted EBITDA	$241.2	$230.1	$470.5	$449.6	$899.6
General and administrative expenses	(52.4)	(34.4)	(88.9)	(66.3)	(133.4)
Depreciation and amortization	(45.8)	(42.9)	(91.0)	(85.3)	(172.6)
Loss on disposal or impairment of assets	(0.8)	(0.2)	(0.3)	(0.4)	(0.7)
Professional fees—accounting, tax, and legal	—	(1.7)	—	(1.9)	(1.9)
Loss on early extinguishment of debt	(10.4)	(2.4)	(10.4)	(4.8)	(7.4)
Interest expense and amortization of debt discounts and fees	(40.4)	(43.4)	(81.7)	(88.0)	(172.1)
Net income attributable to noncontrolling interests	16.4	18.6	34.0	37.3	70.5
Income from continuing operations before income tax expense	$107.8	$123.7	$232.2	$240.2	$482.0

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,

	2017	2016	2017	2016	2016	2015
	(In Millions)
Net cash provided by operating activities	$151.2	$152.2	$332.0	$321.8	$634.4	$502.0
Provision for doubtful accounts	(13.7)	(15.4)	(30.1)	(31.9)	(61.2)	(47.2)
Professional fees—accounting, tax, and legal	—	1.7	—	1.9	1.9	3.0
Interest expense and amortization of debt discounts and fees	40.4	43.4	81.7	88.0	172.1	142.9
Equity in net income of nonconsolidated affiliates	2.0	2.4	4.1	4.8	9.8	8.7
Net income attributable to noncontrolling interests in continuing operations	(16.4)	(18.6)	(34.0)	(37.3)	(70.5)	(69.7)
Amortization of debt-related items	(3.2)	(3.4)	(6.7)	(6.8)	(13.8)	(14.3)
Distributions from nonconsolidated affiliates	(2.3)	(1.3)	(4.4)	(3.0)	(8.5)	(7.7)
Current portion of income tax expense	33.4	4.0	24.1	9.0	31.0	14.8
Change in assets and liabilities	17.8	36.9	42.4	45.3	91.3	129.9
Net premium paid on bond transactions	—	2.0	—	3.9	5.8	3.9
Net cash used in operating activities of discontinued operations	0.2	0.3	0.6	0.5	0.7	0.7
Transaction costs	—	—	—	—	—	12.3
Other	0.1	0.1	0.6	0.2	0.6	3.2
Consolidated Adjusted EBITDA	$209.5	$204.3	$410.3	$396.4	$793.6	$682.5

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2017	2016	2017	2016
	(In Millions)
Net cash provided by operating activities	$151.2	$152.2	$332.0	$321.8
Impact of discontinued operations	0.2	0.3	0.6	0.5
Net cash provided by operating activities of continuing operations	151.4	152.5	332.6	322.3
Capital expenditures for maintenance	(32.3)	(22.9)	(54.5)	(40.6)
Distributions paid to noncontrolling interests of consolidated affiliates	(12.6)	(18.0)	(24.1)	(33.6)
Items non-indicative of ongoing operations:
Cash paid for professional fees—accounting, tax, and legal	—	1.7	—	1.9
Transaction costs and related assumed liabilities	—	—	—	0.8
Net premium on bond issuance/repayment	—	2.0	—	3.9
Adjusted free cash flow	$106.5	$115.3	$254.0	$254.7
For the three months ended June 30, 2017, net cash used in investing activities was $77.8 million and primarily resulted from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2017 was $63.5 million and primarily resulted from net debt payments, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the three months ended June 30, 2016, net cash used in investing activities was $66.1 million and primarily resulted from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2016 was $89.1 million and primarily resulted from the redemption of $50 million of 7.75% Senior Notes due 2022 in May 2016, cash dividends paid on common stock, distributions paid to noncontrolling interests of consolidated affiliates, and repurchases of common stock.
For the six months ended June 30, 2017, net cash used in investing activities was $131.6 million and primarily resulted from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the six months ended June 30, 2017 was $169.8 million and primarily resulted from net debt payments, cash dividends paid on common stock, distributions paid to noncontrolling interests of consolidated affiliates, and repurchases of common stock offset by proceeds from exercising stock warrants.
For the six months ended June 30, 2016, net cash used in investing activities was $105.5 million and primarily resulted from capital expenditures. Net cash used in financing activities during the six months ended June 30, 2016 was $207.6 million and primarily resulted from cash dividends on common stock, distributions paid to noncontrolling interests of consolidated affiliates, common stock repurchases, and net debt payments.

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HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, and anticipated acquisitions, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the Company's ongoing rebranding and name change initiative and the impact on HealthSouth's common stock price and existing operations, including the Company's ability to attract patient referrals to its hospitals as well as the associated costs with the rebranding; the price of HealthSouth's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, in acquired operations; HealthSouth's ability to attract and retain key management personnel, including as a part of executive management succession planning; any adverse effects on HealthSouth's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarter ended June 30, 2017, when filed.

20